Exhibit 10.3

PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
APRIA, INC.
2021 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED VESTING AWARD

Apria, Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of performance-based Restricted Stock Units (“Performance Stock Units”) equal to the “Target Number of Performance Stock Units” set forth below.  The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), in Appendix A attached hereto, and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	[First Name][Last Name]
Date of Grant:	[Date]

Performance Period:	[Insert Performance Period]

Target Number of Performance

Stock Units:	[Number of PSUs][1]

Vesting Schedule:	The Performance Stock Units shall vest in accordance with Appendix A, attached hereto.

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1 Note to Draft: To be determined based on a fair market value equal to the average of the high and the low share price on the Date of Grant.

APRIA, INC.

________________________________

By:

Title:

[Signature Page to Performance Stock Unit Grant Notice]

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

Participant2

________________________________

2 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Performance Stock Unit Grant Notice]

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
APRIA, INC.
2021 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED VESTING AWARD

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Apria, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Apria, Inc. (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Stock Units.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of performance-based Restricted Stock Units (the “Performance Stock Units”) provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock).  The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice and Appendix A, attached hereto.

3. Settlement of Performance Stock Units.  Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Performance Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) which becomes vested hereunder and such vested Performance Stock Unit shall be cancelled upon such delivery.  The Company shall either (a) deliver or cause to be delivered to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator.  Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the shares of Common Stock are listed for trading.

4. Treatment of Performance Stock Units upon Termination.  The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, subject to Appendix A, attached hereto.

5. Company; Participant.

(a) The term “Company” as used in this Performance Stock Unit Agreement with reference to employment or service shall include the applicable Service Recipient.

(b) Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability.  The Performance Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, except to Permitted Transferees in accordance with Section 13(b) of the Plan.

7. Rights as Stockholder.  The Participant or a permitted transferee in accordance with Section 6 of this Performance Stock Unit Agreement shall have no rights as a stockholder with respect to any share of Common Stock underlying a Performance Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding.  The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.  The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Performance Stock Units, a number of shares with a Fair Market Value, on the date that the Performance Stock Units are settled, equal to such withholding liability; provided, that the number of such shares of Common Stock may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9. Notice.  Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service.  This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.

11. Binding Effect.  This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments.  Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute

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a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Forfeiture.  Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Performance Stock Units; or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Performance Stock Units or the disposition of any share of Common Stock received upon settlement of the Performance Stock Units, and repay such gain to the Company.  In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.  Without limiting the foregoing, all Performance Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

14. Governing Law.  This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement (including the Grant Notice and Appendix A, attached hereto) or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan.  The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice and Appendix A, attached hereto), the Plan shall govern and control.

16. Section 409A.  It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder and shall be interpreted as such.

17. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Unit and on any shares of Common Stock acquired under the Plan, to the extent that the Company, in its sole discretion, determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Entire Agreement.  This Performance Stock Unit Agreement (including, without limitation, all exhibits attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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Appendix A

Except as set forth in Section 2 of this Appendix A, provided that the Participant has not undergone a Termination as of the last day of the Performance Period, the Performance Stock Units will become Earned PSUs (as defined below) based on achievement of the Performance Condition with respect to the Performance Period as set forth below and settle in accordance with Section 1(b) of this Appendix A.

1.	Performance-Based Vesting Condition; Settlement of Earned PSUs.

a.Performance-Based Vesting Condition.  Except as set forth in Section 2 of this Appendix A, the number of Performance Stock Units that vest will be based on the achievement of the Performance Condition set forth below (such vested Performance Stock Units, the “Earned PSUs”):

Performance Condition	Threshold Level of Achievement	Target Level of Achievement	Maximum Level of Achievement
Adjusted EBITDA – PSE CapEx	90%	100%	110%

As soon as practicable following the completion of the Performance Period, the Committee shall determine, in its sole discretion, the achievement with respect to the Performance Condition, and calculate the “Percentage of Target Award Earned” based on the percentages specified below.

The Performance Condition shall not be achieved and the Performance Stock Units shall not become Earned PSUs until the date the Committee certifies in writing the extent to which the Performance Conditions set forth herein have been met (the “Determination Date”).  All determinations with respect to whether and the extent to which the Performance Condition has been achieved shall be made by the Committee, in its sole discretion.  Any Performance Stock Units which do not become Earned PSUs based on actual performance during the Performance Period, or as otherwise determined by the Committee, in its sole discretion, shall be forfeited for no consideration therefor as of the last day of the Performance Period. In the event actual performance does not meet the “Threshold Level of Achievement” above, the “Percentage of Target Award Earned” below shall be 0%. If the actual performance with respect to the Performance Condition determined by the Committee is between (i) the “Threshold” and “Target” levels of achievement or (ii) the “Target” and “Maximum” levels of achievement, then the “Percentage of Target Award Earned” shall be determined by linear interpolation (and rounded to the nearest tenth of a whole percent).  In the event actual performance exceeds the “Maximum Level of Achievement” above, the “Percentage of Target Award Earned” below shall be 200%.

Level of Achievement	Percentage of Target Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Above Maximum	200%

b.Settlement of the Earned PSUs.  Provided that the Participant has not undergone a Termination as of the last day of the Performance Period, any Performance Stock Units that become Earned PSUs in accordance with this Appendix A shall become vested as of the last day of the applicable Performance Period, and shall settle in accordance with Section 3 of the Performance Stock Unit Agreement.

2.	Terminations; Change in Control.

a.Termination by the Service Recipient without Cause; Participant’s Retirement.  If the Participant undergoes a Termination by the Service Recipient without Cause or by reason of the Participant’s Retirement, in each case, prior to a Change in Control, then, subject to the Participant’s compliance during the Performance Period with any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group, a pro-rated portion of the Performance Stock Units will remain outstanding and eligible to vest in accordance with Section 1 of this Appendix A on the last day of the Performance Period, with such pro-rated portion of the Performance Stock Units equal to the product of (i) the Target Number of Performance Stock Units granted to the Participant multiplied by (ii) a fraction, (x) the numerator of which is the number of completed quarters the Participant was employed by a member of the Company Group during the Performance Period and (y) the denominator of which is 12, and such Performance Stock Units shall settle in accordance with the terms of Section 3 of the Performance Stock Unit Agreement.
b.Death/Disability.  Notwithstanding the foregoing, if the Participant undergoes a Termination as a result of the Participant’s death or Disability, in each case, prior to a Change in Control, then a pro-rated portion of the Performance Stock Units will remain outstanding and eligible to vest in accordance with Section 1 of this Appendix A on the last day of the Performance Period, with such pro-rated portion of the Performance Stock Units equal to the product of (i) the product of (x) the Target Number of Performance Stock Units granted to the Participant, multiplied by (y) the Percentage of Target Award Earned, multiplied by (ii) a fraction, (x) the numerator of which is the number of days the Participant was employed by a member of the Company Group during the Performance Period and (y) the denominator of which is the total number of days in the Performance Period, and such Performance Stock Units shall settle in accordance with the terms of Section 3 of the Performance Stock Unit Agreement.
c.Change in Control.  In the event that a Change in Control occurs prior to the last day of the Performance Period (the “Performance Period End Date”), provided that the Participant has not undergone a Termination as of the date of such Change in Control, then, subject to the Participant’s continued employment or service, as applicable, with the Company Group through the Performance Period End Date, the Performance Stock Units shall be converted into time-based vesting shares of Restricted Share Units (the “Converted Performance Stock Units”) based on the greater of (i) the Target Number of Performance Stock Units granted to the Participant and (ii) the Company’s achievement of the Performance Condition measured as of immediately prior to such Change in Control.  If (i) the Converted Performance Stock Units would not otherwise be continued, converted, assumed or replaced by the Company, a member of the Company Group or a successor entity thereto in connection with such Change in Control or (ii) the Participant undergoes a Termination by the Service Recipient without Cause, or by reason of the Participant’s Retirement, death or Disability, in each case, within 18 months following such Change in Control but prior to the Performance Period End Date, the Converted Performance Stock Units shall vest as of the date of such Change in Control or Termination, as applicable, and be settled as soon as reasonably practicable (and, in any event, within two and one-half months) following such applicable date in accordance with the terms of Section 3 of the Performance Stock Unit Agreement.

d.Other Terminations of Employment.  If the Participant undergoes a Termination for any reason except as set forth in Sections 2(a) – 2(c) of this Appendix A, then all Performance Stock Units subject to the Grant Notice shall be forfeited for no consideration therefor as of the date of such Termination.

3.	Definitions.

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a.“Adjusted EBITDA” means the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the applicable fiscal year financial results or as otherwise determined by the Audit Committee of the Board.

b.“Performance Condition” means the excess, if any, of (i) Adjusted EBITDA over (ii) PSE CapEx.

c.“Performance Period” means the “Performance Period” specified on the Grant Notice.

d.	“PSE CapEx” means value of the patient equipment received less the net book value of dispositions of patient equipment.

e.“Retirement” means, except as otherwise determined by the Committee, a Termination (other than for Cause or when grounds for Cause exist) of a Participant who (i) is at least 55 years old and (ii) has a combination of age and years of credited service with the Company Group of at least 60.

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